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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference into the following Registration Statements, including amendments, pertaining to the Stock Option Plan(s) of Film Roman, Inc.: Form S-8 (No. 333-19387), Form S-8 (No. 333-80779), Form S-8
(No. 333-90003), and Form S-8 (No. 333-90009), of our report dated March 14, 2002, with respect to the consolidated financial statements of Film Roman, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                          /s/  ERNST & YOUNG LLP
                                                          ----------------------
                                                            Ernst & Young LLP

Los Angeles, California
March 27, 2002